As filed with the Securities and Exchange Commission on September 27, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TEEKAY CORPORATION1

(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	4412	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2nd Floor, Swan Building,

26 Victoria Street,

Hamilton, HM 12, Bermuda

Telephone: (441) 298-2530

Fax: (441) 292-3931

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive office)

Watson Farley & Williams LLP

Attention: Steven Hollander

120 West 45th Street, 20th Floor

New York, New York 10036

(212) 922-2200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David S. Matheson

Perkins Coie LLP

1120 N.W. Couch Street, Tenth Floor

Portland, OR 97209-4128

(503) 727-2008

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒

Registration Statement No. 333-281337

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

This registration statement shall become effective upon filing with the U.S. Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act of 1933, as amended.

[1]

In connection with the consummation of the Redomiciliation transaction described herein, Teekay Corporation, a Marshall Islands corporation, will be renamed and converted into Teekay Corporation Ltd., a Bermuda exempted company.

EXPLANATORY NOTE

The registrant is undertaking the Redomiciliation, as defined and described in its Registration Statement on Form F-4 (File No. 333-281337) (the Prior Registration Statement), initially filed with the U.S. Securities and Exchange Commission (the Commission) on August 7, 2024 and declared effective by the Commission on August 20, 2024. Pursuant to the Redomiciliation, Teekay Corporation, a Marshall Islands corporation, will continue thereafter as Teekay Corporation Ltd., a Bermuda exempted company, and all outstanding shares of common stock and derivative securities of Teekay Corporation will convert on a one-for-one basis into outstanding common shares and derivative securities of Teekay Corporation Ltd.

Pursuant to the Prior Registration Statement, the registrant registered an aggregate of 96,733,646 shares, which represented an estimate of the maximum aggregate number of common shares that would be outstanding or subject to outstanding derivative securities at the effective time of the Redomiciliation, and the registrant paid a net registration fee of $103,514.67. This Registration Statement is being filed with the Commission pursuant to General Instruction H to Form F-4 and Rule 462(b) of the Securities Act of 1933, as amended, for the sole purpose of registering an additional 1,283,275 common shares based on an updated estimate of the maximum aggregate number of shares that will be outstanding or subject to outstanding derivative securities at the effective time of the Redomiciliation. The additional securities that are being registered are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Filing Fee Table filed with the Prior Registration Statement.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement incorporates by reference the contents of the Prior Registration Statement, including all amendments, supplements and exhibits thereto and all information incorporated or deemed to be incorporated by reference therein. Additional opinions and consents required to be filed with this Registration Statement are listed on the Exhibit Index included with this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

EXHIBIT INDEX

(a)

Exhibits. All exhibits filed with or incorporated by reference in the Prior Registration Statement are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit Number	Description of Document

5.1*	Opinion of Conyers Dill & Pearman Limited LLP, Bermuda special counsel to Teekay Corporation.

23.1*	Consent of KPMG LLP.

23.2*	Consent of Conyers Dill & Pearman Limited (contained in Exhibit 5.1).

24.1**	Powers of Attorney.

107*	Filing Fee Table.

*	Filed herewith.
**	Filed as Exhibit 24.1 to Teekay Corporation’s Registration Statement on Form F-4 (File No. 333-281337), initially filed with the Securities and Exchange Commission on August 7, 2024.

SIGNATURES

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Vancouver, British Columbia, on September 27, 2024.

TEEKAY CORPORATION

By:	/s/ Kenneth Hvid
Kenneth Hvid
President and Chief Executive Officer

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, this registration statement has been signed on September 27, 2024 by the following persons in the following capacities.

Signature	Title

* David Schellenberg	Chair of the Board

/s/ Kenneth Hvid Kenneth Hvid	Director, President and Chief Executive Officer (Principal Executive Officer)

/s/ Brody Speers Brody Speers	Chief Financial Officer (Principal Financial and Accounting Officer)

* Peter Antturi	Director

* Rudolph Krediet	Director

* Alan Semple	Director

* Heidi Locke Simon	Director

*By:	/s/ Frans Lotz
Name:	Frans Lotz
Attorney-in-fact

Authorized Representative

Pursuant to the requirement of the U.S. Securities Act of 1933, as amended, the undersigned, the duly undersigned representative in the United States of Teekay Corporation, has signed this registration statement in Delaware, on September 27, 2024.

PUGLISI & ASSOCIATES

By:	/s/ DONALD J. PUGLISI
Name:	Donald J. Puglisi
Title:	Managing Director